February 2, 2018

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125 Greece

Re: Pyxis Tankers Inc.

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to Pyxis Tankers Inc., a Marshall Islands corporation (the “Company”), in connection with the Company’s registration statement on Form F-3 (File No. ) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) and as thereafter amended or supplemented, relating to the registration for sale in one or more public offerings by the Company (the “Offerings”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of $100,000,000 of the Company’s securities, which may include shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”), shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Shares”), debt securities of the Company (the “Debt Securities”), warrants to purchase the Company’s securities (the “Warrants”), rights to purchase the Company’s securities (the “Rights”), purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), and units comprised of any of the foregoing securities (the “Units” and, together with the Common Shares, Preferred Shares, Debt Securities, Warrants, Rights and Purchase Contracts, the “Primary Securities”). The Registration Statement also registers for resale under the Securities Act an aggregate of 5,233,222 Common Shares (the “Secondary Shares”) of the Company held by the selling shareholders named in the Prospectus (defined below).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”); and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors or officers of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offerings have been duly authorized, executed and delivered by each of the parties thereto other than the Company; (ii) the terms of the Offerings comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iii) after the issuance of the Common Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Common Shares, together with the total number of Common Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares under the Company’s Articles of Incorporation, as amended and then in effect, and that par value of $0.001 per share has been paid for the Common Shares so issued; and (iv) after the issuance of the Preferred Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Preferred Shares, together with the total number of Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Preferred Shares under the Company’s Articles of Incorporation, as amended and then in effect, and that par value of $0.001 per share has been paid for the Preferred Shares so issued.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

1. The Common Shares and the Preferred Shares constituting a portion of the Primary Securities, and any Common Shares or Preferred Shares underlying the Debt Securities, Warrants, Rights, Purchase Contracts or Units constituting Primary Securities, have been duly authorized, and when issued, sold and paid for as contemplated in the Prospectus, the Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable.

2. The Common Shares constituting the Secondary Shares have been duly authorized and are validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof, and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP